NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC.
REPORTS THIRD-QUARTER 2020 RESULTS
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AUSTIN, TX, November 9, 2020 - Stratus Properties Inc. (NASDAQ: STRS), a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, and multi-family and single-family residential real estate properties, real estate leasing, and the operation of hotel and entertainment businesses located in the Austin, Texas area and other select, fast growing markets in Texas, today reported third-quarter 2020 results.
Highlights:
•In September 2020, Stratus announced that its Board of Directors (Board) approved the initiation of an in-depth exploration of a conversion from a C-Corporation to a real estate investment trust (REIT). As part of this assessment, Stratus is also conducting a comprehensive review of its governance practices and Board composition to ensure it has access to the appropriate expertise and mix of skillsets moving forward.
•Net losses attributable to common stockholders totaled $15.1 million, $1.84 per share, in third-quarter 2020, compared to $3.0 million, $0.36 per share, in third-quarter 2019. Third-quarter 2020 results include a $9.6 million non-cash tax charge to record a valuation allowance on Stratus' deferred tax assets.
•Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) totaled $(0.6) million in third-quarter 2020, compared to $2.7 million in third-quarter 2019. For a reconciliation of net loss attributable to common stockholders to EBITDA, see the supplemental schedule, "EBITDA," on page VI.
•Consolidated revenue totaled $12.8 million in third-quarter 2020, compared to $22.3 million in third-quarter 2019 as the COVID-19 pandemic continued to significantly impact Stratus' hotel and entertainment operations in third-quarter 2020. The overall decrease in consolidated revenue was partially offset by increases in revenue from real estate and leasing operations.
•Sold four Amarra Drive Phase III lots for a total of $5.0 million during third-quarter 2020. During the nine months ended September 30, 2020, Stratus sold $19.1 million of residential property. Subsequent to September 30, 2020, and through November 2, 2020, Stratus sold three Amarra Drive Phase II lots for a total of $2.0 million.
•Stratus expects to refinance or sell The Saint Mary, a 240-unit luxury garden-style apartment project in the Circle C community, prior to June 2021. Stratus is also considering selling the land for the single family residential component of Magnolia Place, a planned mixed-use project in Magnolia, Texas.
•In the first quarter of 2021, Stratus expects to commence work on The Saint June, a 182-unit multi-family project within the Amarra subdivision in Barton Creek, subject to financing and market conditions. Stratus will closely monitor the market before initiating construction and may defer the start of construction if prudent.

•The COVID-19 pandemic has continued to have a significant adverse impact on Stratus' business and operations, particularly on the hotel and entertainment sectors. Stratus is continuing to implement cost controls; close routine asset sales; closely monitor its income properties and continue to lease up certain properties; regularly communicate with its lenders and investor groups; and evaluate refinance opportunities for its larger, stabilized assets to take advantage of historic low interest rates in order to maintain liquidity during the pandemic.

William H. Armstrong III, Chairman, President and Chief Executive Officer, stated, “The COVID-19 pandemic continues to adversely impact our hotel and entertainment assets, and we believe we have taken prudent steps to manage and protect these assets through the pandemic, including controlling costs and closely monitoring liquidity. We also remain focused on other activities important to creating long term shareholder value such as advancing our land planning, engineering and permitting activities for a number of properties, as well as continuing to lease up certain properties and evaluate potential refinancing opportunities in a market where interest rates are at a historic low. Our income properties continue to perform better than we forecast at the outset of the pandemic – total rent collections for our retail properties are 84 percent of scheduled rents and 99 percent for our multi-family properties, which equates to 92 percent of our combined total scheduled rent from April through October 2020. Our strategy remains intact, we remain confident that we have sufficient liquidity to meet our financial obligations through 2021, and we believe the Company is well-positioned to create value when the business environment recovers.”
COVID-19 Update
The COVID-19 pandemic has had and is continuing to have a significant adverse impact on Stratus' business and operations during the second and third quarters of 2020 and subsequent to the third quarter of 2020. As previously disclosed, Stratus’ transaction to sell Block 21 for $275 million was terminated by Ryman in May 2020 as a result of the uncertain capital markets and economic environment caused by the COVID-19 pandemic. Stratus continues to advance its land planning, engineering and permitting activities. All major construction projects have been completed and no new construction is scheduled until the first quarter of 2021 and may be deferred if health and market conditions warrant. Because the pandemic is unprecedented in recent history, and its severity, duration and future economic consequences are difficult to predict, Stratus cannot predict the pandemic's future impact on its business with any certainty.

Stratus’ revenue, operating income and cash flow from its hotel and entertainment segments were adversely impacted in the third quarter of 2020 and are expected to continue to be adversely impacted beyond third-quarter 2020. For example, while the hotel has remained open throughout the pandemic, average occupancy in the second quarter of 2020 was 12 percent and in the third quarter of 2020 was 16 percent. Stratus is working with the hotel operator on plans to gradually ramp up hotel operations to a break-even point in the first half of 2021, health and market conditions permitting.

Stratus' entertainment venues, ACL Live and 3TEN ACL Live, continue to be subject to capacity restrictions and have held only a limited number of events. Many events previously scheduled during the remainder of 2020 have been rescheduled and some have been cancelled. Stratus has several events scheduled at its venues later in the year, but they will be subject to capacity restrictions as in effect at that time. Stratus’ scheduled programs will occur only to the extent health and safety conditions, and regulations, permit.

As a result of the COVID-19 pandemic, many of Stratus’ retail leasing tenants, other than grocery and liquor stores, closed or have been operating at significantly reduced capacity since late in the first quarter of 2020. Beginning in April 2020, Stratus agreed, generally, to 90-day base rent deferrals with a majority of these tenants. The deferred rents are scheduled to be collected over a 12-month or 24-month period starting in January 2021. These rent deferrals resulted in a reduction of scheduled base rent collections of 17 percent during the period from April through September 2020. As of September 30, 2020, all of Stratus’ retail tenants who were open prior to the pandemic had reopened, although operating with capacity restrictions.

At its multi-family properties, Stratus has granted rent deferral accommodations on a case-by-case basis, which during the period from April through September 2020 resulted in a reduction of scheduled rent collections of less than one percent of contractual rents, with no material decline in occupancy. Stratus will continue to consider rent deferral accommodations on a case-by-case basis. In the aggregate, Stratus’ retail and multi-family rent collections were eight percent less than scheduled rents during the period from April through September 2020.

The impact of the COVID-19 pandemic on Stratus' business intensified late in the first quarter of 2020 and continues to affect Stratus' operations. Losses resulting from the pandemic contributed to Stratus recording a $9.6 million non-cash tax charge in third-quarter 2020 to record a valuation allowance on its deferred tax assets. As a result, third-quarter 2020 results, as well as future interim periods while the pandemic is ongoing, will not be comparable to past performance or indicative of future performance.

REIT Exploration
As previously announced, Stratus’ Board approved the initiation of an in-depth exploration of a conversion from a C-Corporation to a REIT. The Board’s preliminary analysis indicated that conversion to a REIT may yield substantial benefits for the majority of Stratus’ shareholders, including:

•Significant tax benefits for Stratus and its shareholders;
•Regular distributions to shareholders; and
•Increased access to a financial community focused on investment in REITs, which may improve the liquidity of Stratus’ stock, broaden Stratus’ shareholder base and improve Stratus’ ability to raise capital.

Stratus has engaged financial, tax, accounting and legal advisors, and the Board will closely evaluate a potential REIT conversion and determine whether it is in the best interests of its shareholders. Stratus’ current view is that if the Board determines to move forward with a conversion to a REIT, and the required consents and approvals are obtained, the conversion would likely occur in 2022.

At this time, Stratus believes that the REIT conversion would require consent from its major lenders and amendments to its major loan agreements, among other third-party consents. Stratus also expects to seek shareholder approval to implement provisions in its organizational documents consistent with a public REIT structure, if the Board ultimately determines that a REIT conversion is in shareholders’ best interests.

As part of this assessment, Stratus is also conducting a comprehensive review of its governance practices and Board composition to ensure it has access to the appropriate expertise and mix of skillsets moving forward. Stratus expects to provide further information after it completes its evaluation. Stratus may add directors to replace recent departures, prior to completing its overall review.

Third-Quarter 2020 Financial Results
Stratus reported net losses attributable to common stockholders of $15.1 million, $1.84 per share, in third-quarter 2020, compared to $3.0 million, $0.36 per share, in third-quarter 2019. The higher net loss in third-quarter 2020, compared to third-quarter 2019, is primarily the result of a $9.6 million non-cash tax charge to record a valuation allowance on Stratus' deferred tax assets recorded in third-quarter 2020 and operating losses from Stratus' hotel and entertainment segments in third-quarter 2020, primarily as a result of the COVID-19 pandemic.

Stratus' third-quarter 2020 revenues totaled $12.8 million, compared with $22.3 million for third-quarter 2019. The decrease in revenues in third-quarter 2020 primarily reflects the decrease in revenue from Stratus' hotel and entertainment segments caused by the COVID-19 pandemic, partially offset by an increase in revenue from real estate and leasing operations.

EBITDA totaled $(0.6) million in third-quarter 2020, compared to $2.7 million in third-quarter 2019. The decrease in EBITDA primarily reflects the impacts of the COVID-19 pandemic on Stratus' hotel and entertainment operations. For a reconciliation of net loss attributable to common stockholders to EBITDA, see the supplemental schedule on page VI of this press release, "EBITDA," which is available on Stratus' website at stratusproperties.com.

Summary Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In Thousands, Except Per Share Amounts) (Unaudited)
Revenues
Real Estate Operations	$5,030	$2,620	$19,267	$9,706
Leasing Operations	6,030	5,243	17,923	13,744
Hotel	1,614	8,764	8,619	26,178
Entertainment	367	6,226	4,826	17,316
Corporate, eliminations and other	(240)	(598)	(769)	(1,267)
Total consolidated revenue	$12,801	$22,255	$49,866	$65,677

Operating income (loss)
Real Estate Operations	$1,388		$211	$3,441		$3,331	[a]
Leasing Operations	1,186		1,256	1,836	[b]	4,319	[c]
Hotel	(2,594)		930	(5,300)		2,979
Entertainment	(1,267)		1,063	(2,226)		3,171
Corporate, eliminations and other	(2,937)		(3,391)	5,863	[d]	(9,661)
Total consolidated operating (loss) income	$(4,224)		$69	$3,614		$4,139

Net loss attributable to common stockholders	$(15,078)	[e]	$(2,960)	$(12,014)	[e]	$(4,487)

Diluted net loss per share	$(1.84)		$(0.36)	$(1.46)		$(0.55)

EBITDA	$(626)		$2,677	$15,659	[b,d]	$12,181	[c,f]

Capital expenditures and purchases and development of real estate properties	$3,883		$9,287	$16,935		$60,033

Diluted weighted-average shares of common stock outstanding	8,214		8,188	8,208		8,177

a.Includes $3.4 million of municipal utility district (MUD) reimbursements, which were recorded as a reduction of cost of sales.
b.Includes a $1.4 million charge for estimated uncollectible rents receivable and unrealizable deferred costs.
c.Includes a $2.0 million gain on the sale of a retail pad subject to a ground lease located in the Circle C community.
d.Includes $15.0 million in income from earnest money received as a result of Ryman's termination of the agreements to sell Block 21.
e.Includes a $9.6 million tax charge to record a valuation allowance on Stratus' deferred tax assets.
f.Includes $3.7 million of MUD reimbursements.

The increase in revenue and operating income from the Real Estate Operations segment in third-quarter 2020, compared to third-quarter 2019, primarily reflects an increase in the average sales price for the Amarra Drive Phase III lots sold in third-quarter 2020. During third-quarter 2020, Stratus sold four Amarra Drive Phase III lots, including two premium hilltop lots, for a total of $5.0 million, compared with the sales of four Amarra Drive Phase III lots for a total of $2.6 million during third-quarter 2019. Subsequent to September 30, 2020, and through November 2, 2020, Stratus sold three Amarra Drive Phase II lots for a total of $2.0 million.

The increase in revenue from the Leasing Operations segment in third-quarter 2020, compared to third-quarter 2019, primarily reflects the commencement of new leases at The Saint Mary, Kingwood Place and The Santal. The slight decrease in operating income primarily reflects increased costs and depreciation as a result of the completion of construction and the start of leasing operations at The Saint Mary and Kingwood Place.

The decreases in revenue and operating income from the Hotel segment in third-quarter 2020, compared to third-quarter 2019, are primarily a result of lower room reservations and food and beverage sales as a result of the COVID-19 pandemic. Revenue per available room (RevPAR), which is calculated by dividing total room revenue by the average number of total rooms available, was $36 in third-quarter 2020, compared to $222 for third-quarter 2019.

The decreases in revenue and operating income from the Entertainment segment in third-quarter 2020, compared to third-quarter 2019, primarily reflect a decrease in the number of events hosted at ACL Live and 3TEN ACL Live, as many events previously scheduled during third-quarter 2020 were rescheduled or cancelled as a result of the COVID-19 pandemic.

Debt and Liquidity
At September 30, 2020, consolidated debt totaled $368.6 million and consolidated cash totaled $13.4 million, compared with consolidated debt of $365.7 million and consolidated cash of $19.2 million at December 31, 2019. As of September 30, 2020, Stratus had $24.5 million available under its $60.0 million Comerica Bank credit facility, with a $150 thousand letter of credit committed against the credit facility.

Purchases and development of real estate properties (included in operating cash flows) and capital expenditures (included in investing cash flows) totaled $16.9 million for the first nine months of 2020, most of which was incurred prior to the pandemic and primarily related to the development of Kingwood Place, Lantana Place and Barton Creek properties and the purchase of an office building in Austin, compared with $60.0 million for the first nine months of 2019, primarily related to the development of Kingwood Place, The Saint Mary and Barton Creek properties. Purchases and development of real estate properties and capital expenditures totaled $3.9 million in third-quarter 2020, compared with $9.3 million in third-quarter 2019.

Stratus projects that it will be able to meet its debt service and other cash obligations for at least the next 12 months. Stratus’ projections are based on many detailed and complex underlying assumptions, including (1) that operating income for Stratus’ Block 21 businesses will gradually ramp up to a break-even point in the first half of 2021 and that Block 21 will generate sufficient cash to cover debt service by late 2021, (2) that current conditions in Stratus’ leasing operations will not further deteriorate materially, (3) that Stratus continues to close on routine asset sales, and (4) that Stratus sells or refinances The Saint Mary on terms consistent with its expectations.
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Conference Call Information
Stratus will conduct an investor conference call to discuss its unaudited third-quarter 2020 financial and operating results today, November 9, 2020, at 11:00 a.m. Eastern Time. The public is invited to listen to the conference call by dialing (877) 418-4843 for domestic access and (412) 902-6766 for international access. A replay of the conference call will be available at the conclusion of the call for five days by dialing (877) 344-7529 for domestic access and by dialing (412) 317-0088 for international access. Please use replay ID: 10148318. The replay will be available on Stratus' website at stratusproperties.com until November 14, 2020.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND REGULATION G DISCLOSURE.
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the impacts of the COVID-19 pandemic, Stratus’ ability to meet its future debt service and other cash obligations, potential future rent deferrals or other concessions to Stratus' tenants, Stratus' ability to collect rents timely, Stratus' ability to ramp-up operations at Block 21 according to its currently anticipated timeline, Stratus' ability to open and hold events at its venues, future cash flows and liquidity, and Stratus’ ability to comply with or obtain waivers of financial and other covenants in debt agreements, Stratus’ intention to engage in an in-depth exploration of conversion to a REIT, potential benefits of conversion to a REIT, potential attractiveness of Stratus as a REIT to REIT investors and analysts, potential steps necessary prior to conversion to a REIT, the potential timing of any REIT conversion, Stratus’ expectations about the Austin and Texas real estate markets, potential changes in governance practices and Board composition, the planning, financing, development, construction, completion and stabilization of Stratus’ development projects, plans to sell, recapitalize, or refinance properties, future operational and financial performance, MUD reimbursements for infrastructure costs, regulatory matters, leasing activities, estimated costs and timeframes for development and stabilization of properties, tax rates, the impact of interest rate changes, future capital expenditures and financing plans, possible joint ventures, partnerships, strategic relationships or other arrangements, Stratus’ projections with respect to its obligations under the master lease agreements entered into in connection with the 2017 sale of The Oaks at Lakeway, other plans and objectives of management for future operations and development projects, and future dividend payments and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements.

Under Stratus’ loan agreements with Comerica Bank, Stratus is not permitted to pay dividends on common stock without Comerica Bank’s prior written consent. The declaration of dividends is at the discretion of Stratus’ Board, subject to restrictions under Stratus’ loan agreements with Comerica Bank, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, evolving risks relative to the COVID-19 pandemic and its economic effects, including the impact of the actions taken by governmental authorities to contain the virus or address the impact of the virus on the economy, fear of the further spread or further accelerated spread of COVID-19, the duration and scope of the COVID-19 pandemic and impact thereof including the pace of recovery, the effects of the COVID-19 pandemic on Stratus and the hospitality and entertainment industries generally, including the demand for travel, hotel rooms, group gathering and events at its venues, Stratus’ ability to pay or refinance its debt or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, Stratus’ ability to ramp up operations at Block 21, collect anticipated rental payments, close routine asset sales and sell or refinance The Saint Mary on terms consistent with its expectations, the availability and terms of financing for development projects and other corporate purposes, implementation, operational, financing and tax complexities to be evaluated and addressed before Stratus decides whether to pursue a REIT conversion, the ability of Stratus to qualify as a REIT, which involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, Stratus’ ability to complete the steps that must be taken in order to convert to a REIT and the timing thereof, the potential costs of converting to and operating as a REIT, whether Stratus’ Board will determine that conversion to a REIT is in the best interests of Stratus’ shareholders, whether shareholders will approve changes to Stratus’ organizational documents consistent with a public REIT structure, Stratus’ ability to enter into and maintain joint ventures, partnerships, strategic relationships or other arrangements, Stratus’ ability to effect its business strategy successfully, including its ability to develop, construct and sell properties at prices its Board considers acceptable, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, Stratus’ ability to obtain various entitlements and permits, a decrease in the demand for real estate in select markets in Texas where Stratus operates, changes in economic, market and business conditions, reductions in discretionary spending by consumers and businesses, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, Stratus' ability to open and hold events at its venues, challenges associated with booking events and selling tickets and event cancellations at Stratus’ entertainment venues, which may result in refunds to customers, the termination of sales contracts or letters of intent because of, among other factors, the failure of one or more closing conditions or market changes, Stratus’ ability to secure qualifying tenants for the space subject to the master lease agreements entered into in connection with the 2017 sale of The Oaks at Lakeway and to assign such leases to the purchaser and remove the corresponding property from the master leases, the failure to attract customers or tenants for its developments or such customers’ or tenants’ failure to satisfy their purchase commitments or leasing obligations, increases in interest rates and the phase out of LIBOR, declines in the market value of Stratus’ assets, increases in operating costs, including real estate taxes and the cost of building materials and labor, changes in external perception of the W Austin Hotel, unanticipated issues experienced by the third-party operator of the W Austin Hotel, changes in consumer preferences, industry risks, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups or local governments with respect to development projects, weather-related risks, loss of key personnel, cybersecurity incidents and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each filed with the U.S. Securities and Exchange Commission (SEC).

Stratus can provide no assurance as to when, if at all, it will convert to a REIT. Stratus can give no assurance that its Board will approve a conversion to a REIT, even if there are no impediments to such conversion. Stratus’ exploration of a potential REIT conversion may divert management's attention from traditional business concerns. If Stratus determines to convert to a REIT, Stratus cannot give assurance that it will qualify or remain qualified as a REIT. If Stratus elects to convert to a REIT, Stratus can provide no assurance that its Board will declare, or that Stratus will be able to make, future distributions to shareholders.

This press release also includes EBITDA, which is not recognized under U.S. generally accepted accounting principles (GAAP). Stratus believes this measure can be helpful to investors in evaluating its business. EBITDA is a financial measure frequently used by securities analysts, lenders and others to evaluate Stratus' recurring operating performance. EBITDA is intended to be a performance measure that should not be regarded as more meaningful than a GAAP measure. Other companies may calculate EBITDA differently. As required by SEC Regulation G, a reconciliation of Stratus' net loss attributable to common stockholders to EBITDA is included in the supplemental schedules of this press release.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

A copy of this release is available on Stratus' website, stratusproperties.com.
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STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020		2019	2020		2019
Revenues:
Real estate operations	$5,025		$2,616	$19,254		$9,693
Leasing operations	5,807		5,024	17,257		13,066
Hotel	1,596		8,696	8,537		25,983
Entertainment	373		5,919	4,818		16,935
Total revenues	12,801		22,255	49,866		65,677
Cost of sales:
Real estate operations	3,578		2,352	15,754		6,193	[a]
Leasing operations	2,789		2,491	9,941	[b]	7,077
Hotel	3,318		6,891	10,983		20,397
Entertainment	1,143		4,629	5,449		12,549
Depreciation	3,329		2,835	10,339		8,168
Total cost of sales	14,157		19,198	52,466		54,384
General and administrative expenses	2,868		3,025	8,786		9,143
Income from forfeited earnest money	—		—	(15,000)		—
Gain on sale of assets	—		(37)	—		(1,989)
Total	17,025		22,186	46,252		61,538
Operating (loss) income	(4,224)		69	3,614		4,139
Interest expense, net	(3,587)		(3,203)	(11,168)		(8,686)
Gain (loss) on interest rate derivative instruments	82		(9)	3		(191)
Loss on early extinguishment of debt	—		(231)	—		(247)
Other income, net	3		18	111		329	[c]
Loss before income taxes and equity in unconsolidated affiliates' loss	(7,726)		(3,356)	(7,440)		(4,656)
Equity in unconsolidated affiliates' loss	(9)		(7)	(9)		(20)
(Provision for) benefit from income taxes	(7,536)	[d]	401	(6,166)	[d]	186
Net loss and total comprehensive loss	(15,271)		(2,962)	(13,615)		(4,490)
Total comprehensive loss attributable to noncontrolling interests in subsidiaries	193	[e]	2	1,601	[e]	3
Net loss and total comprehensive loss attributable to common stockholders	$(15,078)		$(2,960)	$(12,014)		$(4,487)

Basic and diluted net loss per share attributable to common stockholders	$(1.84)		$(0.36)	$(1.46)		$(0.55)

Basic and diluted weighted-average common shares outstanding	8,214		8,188	8,208		8,177

a.Includes $3.4 million of MUD reimbursements, which were recorded as a reduction of cost of sales.
b.Includes a $1.4 million charge for estimated uncollectible rents receivable and unrealizable deferred costs.
c.Includes $283 thousand of interest income associated with MUD reimbursements.
d.Includes a $9.6 million tax charge to record a valuation allowance on Stratus' deferred tax assets.
e.Represents noncontrolling interest partners' share in the results of the consolidated projects that they participate in, primarily The Saint Mary. Of the amount for the nine-months ended September 30, 2020, $573 thousand relates to losses incurred prior to 2020.
I

STRATUS PROPERTIES INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands)

	September 30, 2020		December 31, 2019
ASSETS
Cash and cash equivalents	$13,422		$19,173
Restricted cash	19,627		19,418
Real estate held for sale	5,018		14,872
Real estate under development	88,534		95,026
Land available for development	61,292		45,539
Real estate held for investment, net	326,149		329,103
Lease right-of-use assets	10,923		11,378
Deferred tax assets	34	[a]	12,311
Other assets	18,220		14,548
Total assets	$543,219		$561,368

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$9,920		$16,053
Accrued liabilities, including taxes	10,751		11,580
Debt	368,601		365,749
Lease liabilities	13,036		12,636
Deferred gain	6,656		7,654
Other liabilities	13,341		13,614
Total liabilities	422,305		427,286

Commitments and contingencies

Equity:
Stockholders' equity:
Common stock	93		93
Capital in excess of par value of common stock	186,620		186,082
Accumulated deficit	(55,581)		(43,567)
Common stock held in treasury	(21,600)		(21,509)
Total stockholders' equity	109,532		121,099
Noncontrolling interests in subsidiaries	11,382		12,983
Total equity	120,914		134,082
Total liabilities and equity	$543,219		$561,368

a.Net of a valuation allowance recorded in the third quarter of 2020 totaling $9.6 million.

II

STRATUS PROPERTIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In Thousands)

	Nine Months Ended
	September 30,
	2020	2019
Cash flow from operating activities:
Net loss	$(13,615)	$(4,490)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	10,339	8,168
Cost of real estate sold	10,692	5,321
Gain on sale of assets	—	(1,989)
(Gain) loss on interest rate derivative instruments	(3)	191
Loss on early extinguishment of debt	—	247
Amortization of debt issuance costs and stock-based compensation	1,601	1,042
Equity in unconsolidated affiliates' loss	9	20
Increase in deposits	93	645
Deferred income taxes	12,277	(553)
Purchases and development of real estate properties	(11,607)	(8,866)
MUD reimbursements applied to real estate under development	—	920
Increase in other assets	(2,971)	(3,529)
Decrease in accounts payable, accrued liabilities and other	(6,356)	(1,120)
Net cash provided by (used in) operating activities	459	(3,993)

Cash flow from investing activities:
Capital expenditures	(5,328)	(51,167)
Proceeds from sale of assets	—	3,170
Payments on master lease obligations	(1,093)	(1,216)
Purchase of noncontrolling interest in consolidated subsidiary	—	(4,589)
Other, net	(9)	(10)
Net cash used in investing activities	(6,430)	(53,812)

Cash flow from financing activities:
Borrowings from credit facility	18,800	19,186
Payments on credit facility	(25,975)	(18,109)
Borrowings from project loans	15,690	133,278
Payments on project and term loans	(7,584)	(64,118)
Stock-based awards net payments	(79)	(265)
Financing costs	(423)	(1,342)
Net cash provided by financing activities	429	68,630
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,542)	10,825
Cash, cash equivalents and restricted cash at beginning of year	38,591	38,919
Cash, cash equivalents and restricted cash at end of period	$33,049	$49,744

III

STRATUS PROPERTIES INC.
BUSINESS SEGMENTS

Stratus currently has four operating segments: Real Estate Operations, Leasing Operations, Hotel and Entertainment.
The Real Estate Operations segment is comprised of Stratus’ real estate assets (developed for sale, under development and available for development), which consists of its properties in Austin, Texas (including the Barton Creek community; the Circle C community, including a portion of The Saint Mary; the Lantana community, including a portion of Lantana Place planned for a future multi-family phase; and one condominium unit at the W Austin Hotel & Residences); in Lakeway, Texas, located in the greater Austin area (Lakeway); in College Station, Texas (a portion of Jones Crossing and vacant pad sites); in Killeen, Texas (vacant pad sites at West Killeen Market); and in Magnolia, Texas (Magnolia Place), Kingwood, Texas (land for future multi-family development and vacant pad sites) and New Caney, Texas (New Caney), located in the greater Houston area.
The Leasing Operations segment includes the office and retail space at the W Austin Hotel & Residences, The Santal, West Killeen Market in Killeen, Texas, and completed portions of The Saint Mary, Lantana Place, Jones Crossing and Kingwood Place.
The Hotel segment includes the W Austin Hotel located at the W Austin Hotel & Residences in downtown Austin, Texas.
The Entertainment segment includes ACL Live, a live music and entertainment venue, and 3TEN ACL Live, both located at the W Austin Hotel & Residences. In addition to hosting concerts and private events, ACL Live is the home of Austin City Limits, the longest running music series in American television history.
Stratus uses operating income or loss to measure the performance of each segment. General and administrative expenses, which primarily consist of employee salaries, wages and other costs, are managed on a consolidated basis and are not allocated to Stratus' operating segments. The following segment information reflects management determinations that may not be indicative of what the actual financial performance of each segment would be if it were an independent entity.
Segment information presented below was prepared on the same basis as Stratus’ consolidated financial statements (in thousands).

	Real Estate Operations[a]	Leasing Operations	Hotel	Entertainment	Corporate, Eliminations and Other[b]	Total
Three Months Ended September 30, 2020:
Revenues:
Unaffiliated customers	$5,025	$5,807	$1,596	$373	$—	$12,801
Intersegment	5	223	18	(6)	(240)	—
Cost of sales, excluding depreciation	3,585	2,793	3,317	1,242	(109)	10,828
Depreciation	57	2,051	891	392	(62)	3,329
General and administrative expenses	—	—	—	—	2,868	2,868
Operating income (loss)	$1,388	$1,186	$(2,594)	$(1,267)	$(2,937)	$(4,224)
Capital expenditures and purchases and development of real estate properties	$2,952	$716	$213	$2	$—	$3,883
Total assets at September 30, 2020	160,890	236,970	93,666	35,495	16,198	543,219

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	Real Estate Operations[a]	Leasing Operations		Hotel	Entertainment	Corporate, Eliminations and Other[b]	Total
Three Months Ended September 30, 2019:
Revenues:
Unaffiliated customers	$2,616	$5,024		$8,696	$5,919	$—	$22,255
Intersegment	4	219		68	307	(598)	—
Cost of sales, excluding depreciation	2,352	2,495		6,931	4,770	(185)	16,363
Depreciation	57	1,529		903	393	(47)	2,835
General and administrative expenses	—	—		—	—	3,025	3,025
Gain on sale of assets	—	(37)	[c]	—	—	—	(37)
Operating income (loss)	$211	$1,256		$930	$1,063	$(3,391)	$69
Capital expenditures and purchases and development of real estate properties	$3,110	$5,871		$294	$12	$—	$9,287
Total assets at September 30, 2019	193,421	197,052		97,414	43,810	36,235	567,932

Nine Months Ended September 30, 2020:
Revenues:
Unaffiliated customers	$19,254	$17,257		$8,537		$4,818		$—		$49,866
Intersegment	13	666		82		8		(769)		—
Cost of sales, excluding depreciation	15,653	9,955	[d]	10,992	[e]	5,773		(246)		42,127
Depreciation	173	6,132		2,927	[f]	1,279	[f]	(172)		10,339
General and administrative expenses	—	—		—		—		8,786		8,786
Income from forfeited earnest money	—	—		—		—		(15,000)	[g]	(15,000)
Operating income (loss)	$3,441	$1,836		$(5,300)		$(2,226)		$5,863		$3,614
Capital expenditures and purchases and development of real estate properties	$11,607	$4,681		$523		$124		$—		$16,935

Nine Months Ended September 30, 2019:
Revenues:
Unaffiliated customers	$9,693		$13,066		$25,983	$16,935	$—	$65,677
Intersegment	13		678		195	381	(1,267)	—
Cost of sales, excluding depreciation	6,193	[h]	7,090		20,497	12,962	(526)	46,216
Depreciation	182		4,324		2,702	1,183	(223)	8,168
General and administrative expenses	—		—		—	—	9,143	9,143
Gain on sale of assets	—		(1,989)	[c]	—	—	—	(1,989)
Operating income (loss)	$3,331		$4,319		$2,979	$3,171	$(9,661)	$4,139
Capital expenditures and purchases and development of real estate properties	$8,866		$50,482		$548	$137	$—	$60,033
MUD reimbursements applied to real estate under development[h]	920		—		—	—	—	920

a.Includes sales commissions and other revenues together with related expenses.
b.Includes consolidated general and administrative expenses and eliminations of intersegment amounts.
c.Relates to the first-quarter 2019 sale of a retail pad subject to a ground lease located in the Circle C community, including adjustments recorded in third-quarter 2019.
d.Includes a $1.4 million charge for estimated uncollectible rents receivable and unrealizable deferred costs.
e.Includes a $0.8 million credit related to a business interruption insurance claim filed as a result of water and smoke damage in the W Austin hotel in January 2018.
f.Includes a $202 thousand adjustment in the Hotel segment and an $89 thousand adjustment in the Entertainment segment for the period in December 2019 when the hotel and entertainment venues were held for sale and, therefore, not depreciated.
g.Represents income from earnest money received as a result of Ryman's termination of the agreements to sell Block 21.
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h.In the first quarter of 2019, Stratus received $4.6 million of proceeds related to MUD reimbursements of infrastructure costs incurred for development of Barton Creek. Of the total amount, Stratus recorded $0.9 million as a reduction of real estate under development on the consolidated balance sheets, and $3.4 million as a reduction in real estate cost of sales and $0.3 million in other income, net in the consolidated statements of comprehensive loss.

STRATUS PROPERTIES INC.
RECONCILIATION OF NON-GAAP MEASURE
EBITDA

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP (generally accepted accounting principles in the U.S.) financial measure that is frequently used by securities analysts, investors, lenders and others to evaluate companies' recurring operating performance, including, among other things, profitability before the effect of financing and similar decisions. Because securities analysts, investors, lenders and others use EBITDA, management believes that Stratus' presentation of EBITDA affords them greater transparency in assessing its financial performance. This information differs from net loss attributable to common stockholders determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. EBITDA may not be comparable to similarly titled measures reported by other companies, as different companies may calculate such measures differently. Management strongly encourages investors to review Stratus' consolidated financial statements and publicly filed reports in their entirety. A reconciliation of Stratus' net loss attributable to common stockholders to EBITDA follows (in thousands).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020		2019	2020		2019
Net loss attributable to common stockholders	$(15,078)		$(2,960)	$(12,014)	[a]	$(4,487)	[b]
Depreciation	3,329		2,835	10,339		8,168
Interest expense, net	3,587		3,203	11,168		8,686
Provision for (benefit from) income taxes	7,536	[c]	(401)	6,166	[c]	(186)
EBITDA	$(626)		$2,677	$15,659		$12,181

a.Includes $15.0 million in income from earnest money received as a result of Ryman's termination of the agreements to sell Block 21 and a $1.4 million charge for estimated uncollectible rents receivable and unrealizable deferred costs.
b.Includes $3.7 million of MUD reimbursements and a $2.0 million gain on the sale of a retail pad subject to a ground lease located in the Circle C community.
c.Includes a $9.6 million tax charge to record a valuation allowance on Stratus' deferred tax assets.
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